EXHIBIT 99.3

                                 [FORM OF PROXY]

                             UNIFORCE SERVICES, INC.

                    Proxy Solicited by the Board of Directors
                                       for
                         SPECIAL MEETING OF SHAREHOLDERS

                            ___________________, 1997

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of UNIFORCE SERVICES, INC. (the "Company") does hereby constitute and appoint JOHN FANNING, ROSEMARY MANISCALCO and HARRY MACCARRONE or any of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of the Company that the undersigned is entitled to vote at a Special Meeting of Shareholders of the Company to be held on ______________________, __, 1997 at 10:00 A.M. local time at
___________________________________   ,  and  any  adjournment  or  adjournments
thereof, all as set forth in the Notice of Meeting and Proxy Statement.


               i. APPROVAL AND ADOPTION OF MERGER AGREEMENT AND MERGER OF UNIFORCE SERVICES, INC. AND COMFORCE COLUMBUS, INC.


            FOR ___                   AGAINST   ___               ABSTAIN  _____


               ii. In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.



Signature_____________________________________       Date:______________________


Note: Please sign exactly as your name appears hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder named should sign.